Exhibit 10.1

AMENDMENT NO. 4

THIS AMENDMENT NO. 4, dated as of June 27, 2014 (this “Amendment”), of the Credit Agreement referenced below by and among HURON CONSULTING GROUP INC., a Delaware corporation, as Borrower, the Guarantors identified herein, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $450 million credit facility consisting of a $247.5 million revolving credit facility and a $202.5 million term loan facility has been established in favor of the Borrower pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 14, 2011 (as amended and modified, the “Credit Agreement”) by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, certain subsidiaries of Huron Consulting Group Inc., as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has requested amendment of the Credit Agreement in certain respects; and

WHEREAS, the Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is amended in the following respects:

1.1 In Section 8.02 (Investments), the “and” at the end of clause (l) is deleted, a new clause (m) is added and clause (m) is amended and renumbered, to read as follows:

(m) Investments of up to $17.5 million in Shorelight Holdings, LLC; and

(n) Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $25 million in the aggregate at any time outstanding.

Section 2. Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the effective date of this Amendment, (i) no Default or Event of Default exists and is continuing, and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3. Effectiveness. This Amendment shall become effective on the date that the following conditions have been satisfied:

3.1. Consents. The Administrative Agent shall have received (a) signed consents to this Amendment from the Required Lenders, and (b) executed signature pages hereto from each Loan Party;

3.2. Fees and Expenses. Confirmation by the Administrative Agent of (i) receipt by it of an amendment consent fee of one basis point (0.01%) on the loans and commitments of each of the Lenders consenting to this Amendment, and (ii) payment of all reasonable fees and expenses of the Administrative Agent in connection with this Amendment that are due and payable on the date hereof (including the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent).

Section 4. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its Guaranteed Obligations under and in respect of the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Loan Documents, except as expressly set forth therein.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

Section 7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent, the Swing Line Lender or the L/C Issuer, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the effective date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON MANAGEMENT SERVICES LLC, formerly known as WELLSPRING MANAGEMENT SERVICES LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON DEMAND LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON TECHNOLOGIES INC., a Delaware corporation By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

AMENDMENT NO. 4

HURON CONSULTING GROUP INC.

LEGALSOURCE LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

AMENDMENT NO. 4

HURON CONSULTING GROUP INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By: /s/ Maria A. McClain Name: Maria A. McClain Title: Vice President

AMENDMENT NO. 4

HURON CONSULTING GROUP INC.